Zion Oil & Gas

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Frequently Asked Questions

Go to Frequently Asked Questions about the Zion IPO

Go to Frequently Asked Questions about filling out the Subscription Agreement

Go to Frequently Asked Questions about the business and properties of Zion

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NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

The information on this web page shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration, qualification or exemption under the securities laws of any such state.

* NOTICE: Any subscription to purchase shares may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to notice of its acceptance.

Ready to Purchase Shares?*

  If you would like to purchase shares right away and do not want to wait for your prospectus to come in the mail, you may download the prospectus and subscription agreement.
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